SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                DECEMBER 18, 2002

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                      Commission                IRS Employer
jurisdiction                        File Number               Identification
of incorporation                                              Number

Delaware                              1-3492                  No. 75-2677995


                               4100 Clinton Drive
                            Houston, Texas 77020-6299
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-676-3011

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On December 18, 2002 registrant issued a press release entitled "Halliburton Reaches Agreement in Principle to Achieve Global Settlement of Asbestos Claims."

         The text of the press release is as follows:

                   Halliburton Reaches Agreement in Principle
                 To Achieve Global Settlement of Asbestos Claims

         - Plan covers all present and future asbestos claims, fully and permanently resolving all personal injury asbestos liability.
         - Plan provides that Halliburton will retain 100% ownership of DII, KBR and all other subsidiaries.
         - Plan preserves rights of customers, employees, vendors and financial creditors -existing contracts and obligations will be honored and creditors will be paid in full under terms of their agreements.
         - Up to $2.775 billion in cash, 59.5 million Halliburton shares and notes with a net present value expected to be less than $100 million will be paid for the benefit of present and future asbestos and certain other personal injury claimants only upon receiving final and non-appealable court confirmation of the plan.
         - DII and KBR will retain rights to the first $2.3 billion of any insurance proceeds.
         - Agreement to be implemented through pre-packaged Chapter 11 filing for DII and KBR, and certain of their subsidiaries.
         - Halliburton Company, Halliburton Energy Services, Inc., Landmark Graphics Corporation, KBR's U.S. government operations business and most other Halliburton subsidiaries will not be included in the filing.
         - Filing will not occur until Halliburton obtains financing commitments; company is working with leading Wall Street banks and advisors in this regard.
         - Leverage ratios expected to compare favorably to peers and in line with investment grade companies.
         - Final agreement and completion are subject to resolution of numerous issues, including financing, Halliburton board approval and final court approval.

Houston, Texas - December 18, 2002 - Halliburton (NYSE: HAL) announced today that it has reached an agreement in principle that, when consummated, will result in a global settlement of all personal injury asbestos and certain other personal injury claims against the company. The settlement was reached with attorneys representing substantially more than the required 75% percent of the known present asbestos claimants needed to achieve resolution on all of the cases. The agreement covers all pending and future personal injury asbestos claims against Halliburton Company and its subsidiaries.

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         Under  the  proposed  agreement,  the  settlement  will be  implemented through a  pre-packaged  Chapter 11 filing (the "plan") of DII  Industries,  LLC
(DII),  (formerly  Dresser  Industries,  Inc.),  and Kellogg Brown & Root,  Inc.
(KBR), (both are subsidiaries of Halliburton Company), as well as certain other DII and KBR subsidiaries with U.S. operations. KBR's U.S. government operations business and KBR's entities with no U.S. operations will be excluded from the plan. Halliburton Company, Halliburton Energy Services, Inc., Landmark Graphics Corporation and most other Halliburton subsidiaries will also be excluded from the plan.

         "This agreement in principle represents good news for our shareholders, customers, vendors, employees, and everyone else with whom we do business," said Dave Lesar, chairman, president and chief executive officer of Halliburton. "If this transaction is completed, it will resolve a major issue that has been clouding our future. Not only have we taken care to responsibly provide for those affected by asbestos, this settlement will allow us to concentrate all our efforts on increasing shareholder value, and our total focus can return to Halliburton's core businesses. While I am pleased with the progress on the settlement we have made, I must caution that there is much work to be done."

         The agreement in principle with asbestos claimants is subject to, among other things, a definitive agreement covering additional details, acceptances of holders of asbestos claims to a plan of reorganization, financing the settlement on terms acceptable to Halliburton, board approval, and court approval.

         The company is working with leading Wall Street banks and advisors to obtain financing commitments. When completed, it is expected that the company's leverage ratios will compare favorably to peers and in line with investment grade companies. The company will also be communicating with holders of DII and Baroid Corporation bonds with the expectation that the bonds will not be in default as a result of the plan.

          "The agreement will allow Halliburton and KBR to remain financially strong and maintain their competitive position," Mr. Lesar said. "The plan provides for resolution of all asbestos and certain other personal injury claims. Other creditors will be paid in full under terms of their agreements. There will be no employee layoffs resulting from the plan and all salaries and benefits, including retirement benefits, will remain unchanged. Finally, the plan should have no effect on any of KBR's present or future projects. In other words, outside of the global asbestos settlement, it will be business as usual while the plan is implemented."

         Mr. Lesar said that the court-supervised reorganization process is the only means of fully and permanently resolving all asbestos liability by establishing a 524(g) trust to address potential future claims. The company expects that the plan filing will take place late in the first quarter of 2003 and should be concluded 90 days following the filing.

         After final and non-appealable court approval, up to $2.775 billion in cash, 59.5 million shares of Halliburton stock and notes in amounts to be determined, but with a net present value expected to be less than $100 million, will be paid to a trust for the benefit of the present and future asbestos and certain other personal injury claimants. Of the $2.775 billion, $450 million will be due in four years on a subordinated basis if not paid sooner pursuant to a final and non-appealable court approved plan. DII and KBR will retain the rights to the first $2.3 billion of any insurance proceeds and the trust will have the rights to proceeds in excess of $2.3 billion, but not exceeding a total of $700 million. If successfully implemented, the settlement will resolve all

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asbestos liabilities of Halliburton and its subsidiaries for all present claims, and all future claims will be channeled to the settlement trust.

         Halliburton Company has 82,000 employees at more than 400 locations worldwide and $13 billion in revenue in 2001. Founded in 1919, Halliburton is one of the world's largest providers of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services Group and Engineering and Construction Group business segments. The company's World Wide Web site can be accessed at www.halliburton.com.

Item 9.  Additional Exhibits

         Exhibits. The following exhibits are furnished as part of Item 9.

                  Exhibit 99.1      -       Agreement Summary
                  Exhibit 99.2      -       Frequently Asked Questions
                  Exhibit 99.3      -       Supplier/Subcontractor Letter
                  Exhibit 99.4      -       Customer Letter
                  Exhibit 99.5      -       Asbestos Primer
                  Exhibit 99.6      -       Chapter 11 Primer

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     December 19, 2002            By: /s/ Margaret E. Carriere
                                          -----------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary

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                                INDEX TO EXHIBITS

Exhibit No.                         Description

99.1                                Agreement Summary
99.2                                Frequently Asked Questions
99.3                                Supplier/Subcontractor Letter
99.4                                Customer Letter
99.5                                Asbestos Primer
99.6                                Chapter 11 Primer